Exhibit 99.(p)(19)

Monashee Investment Management, LLC

Code of Ethics and Personal Trading Policy

February 2023

1.	Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) requires all investment advisers registered with the Securities and Exchange Commission (“SEC”) to adopt codes of ethics that set forth standards of conduct and require compliance with federal securities laws. This code of ethics (“Code”) is intended to reflect fiduciary principles that govern the conduct of Monashee Investment Management, LLC (“Monashee” or the “Firm”) and its supervised persons in those situations where Monashee acts as an investment adviser as defined under the Advisers Act in providing investment advice to clients (“advisory clients”). It consists of an outline of policies regarding several key areas: standards of conduct and compliance with laws, rules and regulation, protection of material non-public information, potential conflicts of interest and personal securities trading. It also consists of specific information and guidance that is provided in company-wide policies and procedures, including the Compliance Manual and the Compliance Program.

Note: All references to the CCO throughout this document may also mean his or her “designee”.

2.	Standards of Conduct

In general, those subject to this Code owe a fiduciary duty to advisory clients, which includes ensuring that one’s personal affairs, including personal securities transactions, are conducted in a manner which avoids: (i) serving one’s own personal interests ahead of advisory clients, (ii) taking inappropriate advantage of one’s position with Monashee; and (iii) any actual or potential conflicts of interest or any abuse of one’s position of trust and responsibility.

3.	The Code Covers These Employees

The Code covers all “supervised persons.” In addition, a subset of these supervised persons, known as “access persons” must comply with specific reporting requirements.

Supervised persons include:

•	Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions)
•	Employees of the adviser
•	Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control

Access persons include any supervised person who:

•	Has access to nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage
•	Is involved in making securities purchase or sales decisions for any fund the adviser or its control affiliates manage, or has access to information related to such decisions that is nonpublic

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Note: Currently due to the size and structure of the Firm, all employees are deemed Access Persons. Monashee may hire additional and/or temporary employees such as interns that may or may not be deemed Access Persons. Refer to Exhibit A for the current list of Monashee’s Access Persons. Updates to the Access Person Listing will be maintained by the CCO.

Family members. For purposes of personal securities reporting requirements, terms such as “employee,” “account,” “supervised person,” and “access person” are defined to also include accounts of their immediate family (including any relative by blood or marriage) living in the employee’s household, including accounts in which the family member has a direct or indirect beneficial interest (such as a trust). Supervised Persons should be cognizant of the confidentiality of the business of the adviser. Information should not be shared with others in their circle of home, friends or family.

4.	Definitions

For Purposes of this Code of Ethics:

“Access Person” shall mean any supervised person who has access to nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage and is involved in making securities purchase or sales decisions for any fund the adviser or its control affiliates manage or has access to information related to such decisions that is nonpublic.

“Federal Securities Laws” includes Securities Act of 1933; Securities Exchange Act of 1934; Sarbanes Oxley Act of 2002; Investment Company Act of 1940; Investment Advisers Act of 1940; Title V of the Gramm- Leach- Bliley Act and any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

“Family Members”: Refer to Section 3 above.

“Beneficial Owner” shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. You have “Beneficial Ownership” of a Reportable Security when you or a member of your “immediate family” living in the same household, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•	Investment power or discretion with respect to a Reportable Security (the power or discretion to direct the purchase or sale of a Reportable Security); or
•	The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends, or interest obtained from a Reportable Security transaction.

“Immediate family” means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother or any ancestor of either, stepfather or stepmother, mother-in-law or father-in-law, siblings or siblings-in-law, and spouse or “domestic partner.”

“Domestic partner” means a person, 18 years of age or older: To whom you are neither married nor related;

•	With whom you live in the same residence and intend to do so indefinitely; and
•	With whom you have an exclusive committed relationship

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“Reportable Fund” as defined by the Advisers Act shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub- adviser), including closed-end funds and open-end funds and (2) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

“Reportable Security” means any:

•	Stock
•	Shares of any mutual fund advised or sub-advised by Monashee (currently not applicable)
•	Shares of any closed-end fund (a limited structured fund that raises a fixed amount of capital through an initial public offering traded on a stock exchange) or exchange traded fund (“ETF”)
•	Shares of any “Limited Offering”
•	Interests in limited partnerships and limited liability companies
•	Note
•	Treasury stock
•	Security future
•	Bond, debenture, or evidence of indebtedness
•	Municipal bond or interest in a Section 529 plan
•	Certificate of interest or participation in any profit-sharing agreement
•	Collateral-trust certificate, voting-trust certificate, pre-organization certificate or subscription
•	Transferable share
•	Investment contract (which may include an interest in a limited partnership or a limited liability company)
•	Certificate of deposit for a security versus a certificate of deposit offered by a bank
•	Fractional undivided interest in oil, gas, or other mineral rights
•	Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including those entered into on a national securities exchange relating to foreign currencies
•	Certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

The Firm views cryptocurrency as a currency or a cash equivalent and therefore is not a security and not a Reportable Security. However, derivatives based on cryptocurrency, publicly traded trusts (i.e., Grayscales, etc.), and certain Initial Coin Offerings (“ICOs”) should be considered Reportable Securities.

Reportable Security does NOT include:

•	Direct obligations of the U.S. Government, such as U.S. bonds or treasuries.
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments (including repurchase agreements);
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by Monashee
•	Shares of registered open-end investment companies or series where Monashee does not act as an investment adviser or sub-adviser.

Special Note: “Open-end investment companies” are commonly referred to as “mutual funds” and can be distinguished from closed-end funds and exchange-traded funds based on the fact that open- end investment companies, unlike closed-end funds and exchange-traded funds, stand ready to redeem their shares and typically do not trade on a stock exchange.

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“Reportable Account” is an account at a broker, dealer, bank or other financial institution in which transactions in Reportable Securities may be executed. These accounts include Section 529 plans and retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Special Note: A Reportable Account does not include an account held directly with an open-end investment company that is not advised or sub-advised by Monashee.

“Client” refers to any person or entity for which Monashee manages investments or otherwise acts as investment adviser.

“Control” has the same meaning as in section 2(a)(9) of the Investment Company Act of 1940.

“Directly or Indirectly” refers to any transaction involving:

•	Any other securities of the same issuer; and
•	Any derivative security or other instrument relating to the same security or any other security of the same issuer, including any option to purchase or sell the security, any security convertible into or exchangeable into the security, and any related futures contract.

“Discretionary Account” means a Reportable Account over which:

•	You or a Family Member has no direct or indirect influence or control and
•	A person or entity not subject to the Code has sole investment power.

“Fund” means an investment company registered under the Investment Company Act of 1940.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Initial Coin Offering” is a cryptocurrency industry’s equivalent to an initial public offering. A company looking to raise money to create a new coin, app or service launches an ICO as a way to raise funds.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

“Purchase or sale of a Reportable Security” includes, among other things, the writing of an option to purchase or sell a Reportable Security.

“Automatic Investment/Dividend Reinvestment Plan” includes a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

5.	Conflicts of Interest

Conflicts among Client Interests. Conflicts of interest may arise where the Firm or its Supervised Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts; accounts compensated by performance fees over accounts compensated differently; accounts in which

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Supervised Persons have made material personal investments; accounts of close friends or relatives). Favoritism of one group of clients over another is prohibited under the Code. To address this conflict, Monashee typically allocates investment opportunities within each strategy on a pro rata basis, based on each Fund’s assets and investment strategy. In addition, separately managed accounts may impose additional investment restrictions which may impact allocation of investment opportunities. Monashee has policies and procedures in place for allocating investments to clients in a fair and equitable manner.

Competing with Client Trades. The Code prohibits access persons from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities for their own, their family’s or their friends’ accounts or by relaying such information to others for their use.

Disclosure of Personal Interest. The Managing Members and analysts are prohibited from recommending, implementing or considering any securities transaction for the fund without first disclosing any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person. This designated person for Monashee shall be the Chief Compliance Officer and/or the Managing Members. If such designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Note: All Supervised Persons are required to complete a Conflicts of Interest Questionnaire initially upon commencement of employment and on an annual basis thereafter. On a quarterly basis, all access persons are required to complete the Personal Securities Transaction and Political Contribution Certifications. Questionnaires and certifications are completed within MyComplianceOffice Technologies (“MCT”) (formerly Schwab Compliance Technologies (“SCT”)), a cloud-based compliance software.

6.	Confidentiality

All information concerning the identity of security holdings and financial circumstances of all clients (both current and former) or prospective clients is confidential. This applies to all investors in the fund managed by Monashee.

All information about investors must be kept in strict confidence, including the investor’s identity (unless the investor consents), the investor’s financial situation, the investor’s security holdings, etc.

7.	Protection of Material Nonpublic Information (i.e., Insider Trading)

As more fully discussed within our Privacy Policy, Supervised Persons are expected to exercise diligence and care in maintaining and protecting our clients’ nonpublic, confidential information.

Supervised Persons are also expected not to divulge information regarding Monashee’s securities holdings and prospective holdings to any individual outside of the Firm, except

1.	As necessary to complete transactions or account changes (for example, communications with brokers and custodians);
2.	As necessary to maintain or service the fund managed by Monashee;
3.	As required by law.

Refer to Exhibit B for the Firm’s Insider Trading Policy.

8.	Personal Conduct

As noted above, Supervised Persons are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our investors. In this spirit, the following are required of our Supervised Persons:

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Gifts and Entertainment

The giving or receiving of gifts or business entertainment could give rise to a potential or actual conflict of interest, such that the gift or entertainment is provided as a kickback or quid pro quo. Gifts of nominal value or those that are customary in the industry such as meals, entertainment, etc. are considered to be appropriate.

For the purposes of this section:

•	“Gift” is any item, service or accommodation of value. Promotional items of nominal value that are widely distributed and display a gift giver’s logo, such as golf balls, shirts, towels, pens, etc. do not fall within the definition of “gift.”

•	“Business entertainment” is generally in the form of a social event, hospitality event, meal, leisure activity or event of like nature or purpose in which the provider is in attendance.

Supervised Persons may not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to any person or firm. For purposes of establishing a guideline, the Firm has elected to use $100 and $250 per item/situation as a materiality threshold for gifts and entertainment, respectively, other than customary meals and entertainment.

State and local ethics laws, regulations or rules may limit or prohibit the giving of gifts, entertainment or other payments to various state or local governmental entities, agencies and employees. Additionally, the US Department of Labor limits gifts, entertainment or payments to ERISA plans, or certain officials associated with such plans. Supervised Persons should consult with the CCO before giving gifts, entertainment or other payments to these persons or entities.

All Supervised Persons are required to report gifts and entertainment received and given in accordance with the procedures outlined in the Compliance Manual and should consult with the CCO as appropriate.

Service as Director for an Outside Company

Any Supervised Person wishing to serve as director for an outside company (public or private) must first consult with the CCO and the Managing Member so that a determination can be made with respect to any potential conflict of interest that may arise and whether or not additional procedures or disclosure may be required. All requests should be documented on the Outside Business Activity Form which is available upon request and within the BasisCode system.

Outside Employment

Before accepting outside employment, which includes any business activity for which the Supervised Person receives monetary or other compensation (“Outside Employment”), all Supervised Persons must obtain prior approval from the CCO and/or the Managing Members.

In evaluating requests for Outside Employment, the CCO and/or the Managing Members will consider the following, among other, factors:

•	Whether the Outside Employment creates an actual or potential conflict of interest;
•	Whether the purpose and duties of the Outside Employment is consistent with Monashee’s;
•	Whether there is a risk that the Firm will be seen as associated with the Outside Employment;
•	Whether the Supervised Person will be involved in the financial decisions of the outside employer and the resulting risks to Monashee; and
•	Whether the Supervised Person’s attention will be taken up in a way that materially impacts the Supervised Person’s performance of Monashee-related duties.

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As indicated above, Supervised Persons need to discuss these situations with the CCO and the Managing Member so that a determination can be made with respect to any potential conflict of interest that may arise and whether or not additional procedures or disclosure may be required. Note: This also applies to any Supervised Person who accepts a position without compensation (those who work on a volunteer basis) given that the potential for a conflict may still exist, depending upon the nature of the situation.

Outside Business Interests

Any Supervised Person wishing to engage in business activities outside of Monashee’s business must first seek written approval from the CCO and the Managing Member via the Outside Business Activity Form and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

Political Contributions

In order to comply with Rule 206-4(5), the Pay to Play Rule, Monashee’s policy with respect to political contributions and pay-to-play practices is as follows:

No Supervised Person may, directly or indirectly, make any contribution to holders of elective office (or candidates thereof) of state or local government entities. This prohibition covers:

•	Contributions in the form of cash, gifts, loans and other items of value to (A) any official of a state or local government entity, (B) a political party of a state or locality, or (C) any political action committee (PAC); and
•	Coordinating, or soliciting any person or PAC to make, a contribution to an official of a government entity or to a political party of a state or locality (e.g., by hosting a fundraising event).

It is important to note that our policy and the SEC rule prohibit indirect contributions as well as direct contributions. Indirect contributions are contributions that the adviser or a Supervised Person funnels through third parties, such as family members, friends, consultants, attorneys and affiliated companies. While our policy and the rule do not restrict contributions by such third parties per se, our policy presumes that contributions made by a spouse or household member are indirect contributions of the Supervised Person. Contributions by PACs controlled by a Supervised Person or the adviser are also covered by the prohibitions.

Monashee will not pay any third party to solicit government entities for advisory business, other than regulated entities that meet the requirements of Rule 206(4)-5.

Procedures

Supervised Persons will be asked in the hiring process, and must list upon the start of employment, all contributions made within the 2 years prior to commencement of employment. Contributions made in the 6 months (or 2 years, depending on Supervised Person’s role) prior to employment nevertheless trigger the ban on the Firm’s ability to provide advisory services for the remaining portion of the 2-year period (starting from the contribution date) that runs from the date of hire. Likewise, the ban continues to apply despite any departure of the contributing Supervised Person during the pendency of the ban.

The CCO will maintain (i) a log for tracking all political contributions by covered associates; and (ii) a list of all government entities to which it provides investment advisory services. The CCO will update the government entity list periodically.

Upon the start of employment and on a quarterly basis thereafter, all Supervised Persons will complete a Conflicts of Interest Questionnaire, which includes a requirement to disclose political contributions during the reporting period.

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In the event that any contribution restricted under this policy is made, the applicable Supervised Person must notify the CCO as soon as practicable. In certain cases, prompt action to secure a return of the contribution can avoid imposition of the ban. In other cases, Monashee will be prohibited from providing advisory services to the government entity and any fund in which the government entity invests for a period of 2 years from the date of contribution. Failure to undertake the necessary restrictions and/or remedial measures following a Supervised Person or Firm contribution would cause Monashee to violate the rule.

Required Recordkeeping

Monashee maintains the following records pursuant to the pay-to-play rule:

•	A list of all Covered Associates.
•	A log of all direct or indirect Supervised Person or Firm contributions to:

o	Any official of a state or local government entity;
o	A political party of a state or locality, or
o	Any PAC.

•	A list of all government entities to which it provides investment advisory services.
•	A list of all solicitors engaged by the Firm to solicit government entity clients.

All Supervised Persons will be required to complete a quarterly political contribution certification.

9.	Personal Trading

General Policy

Access Persons may maintain personal securities accounts provided any investing in any accounts in which the Access Person has a beneficial interest, including any accounts for any immediate family or household members, is consistent with Monashee’s fiduciary duty to its clients and investors and all applicable regulatory requirements. In addition, each account must be managed in accordance with the personal trading and reporting guidelines as outlined below.

Access Person accounts including immediate family or household members and accounts over which an Access Person has a beneficial interest are not permitted to buy and sell publicly traded securities other than treasury securities, municipal bonds, mutual funds, indices, exchange traded funds (ETFs) and options on such securities. Access Persons may make investments in other private investment funds but the purchase of the investment requires pre-clearance. In addition, Access Persons are permitted to hold accounts over which third-party manager exercises exclusive discretionary authority but must report such accounts initially upon employment and annually thereafter.

Preclearance Requirements

All transactions in reportable securities, other than municipal bonds, indices, ETFs and options on ETFs or indices, are subject to preclearance. If the Access Person maintains an existing position in a publicly traded equity security, they will not be required to sell it but will be limited to liquidation only. No Access Person shall purchase for a personal account (or otherwise directly or indirectly) acquire beneficial ownership of any security in an Initial Public Offering (IPO), Initial Coin Offering (ICO), Limited Offering, Private Placement and/or Direct Investment without obtaining approval in advance from a member of the Compliance Department.

10.	Reporting Requirements

Reporting requirements below are completed within MyComplianceOffice Technologies (“MCT”)

(formerly Schwab Compliance Technologies (“SCT”)), a cloud-based compliance software.

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Discretionary Accounts

With respect to discretionary accounts (those in which you do not have the power or discretion to direct the purchase or sale of a Reportable Security), all Access Persons must:

•	Report the accounts on the Initial and Annual Holdings Report. Request approval to open any new discretionary accounts from the CCO.
•	Complete an annual certification within MCT attesting that you or your family member has had no discretion regarding any transaction made in the account and that the trustee or broker has made all investment decisions without informing you or your family member as to the transaction until after the transaction has been affected.

Holdings Reports

Access Persons will be required to request their custodian provide duplicate statements and transaction history directly to Monashee via MCT. Monashee will assist the Access Person in completing the request. For those custodians that cannot accommodate such a request, the Access Person must provide the required information below.

Initial Holdings Reports

Access Persons must provide the CCO with an Initial Holdings Report within 10 days of becoming an Access Person. The report must include a list of all non-discretionary accounts and the holdings of all securities in those accounts, along with the names of any broker-dealer or bank maintaining any discretionary accounts (as outlined above). The information must be current as of a date no more than 45 days prior to the date of becoming an Access Person.

NOTE: Any new brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the CCO.

Annual Holdings Reports

Access Persons must submit an Annual Holdings Report by January 30 of each year. The report must include a list of all non-discretionary accounts and the holdings of all securities in those accounts as of December 31, as well as the names of any broker-dealer or bank maintaining any discretionary accounts as outlined above.

NOTE: Holdings reports should include, at a minimum, the date of report, title and type of security, ticker symbol or CUSIP, number of shares, principal amount of each reportable security and the name of the broker, dealer or bank with whom the Access Person maintains an account in which reportable securities are held.

Quarterly Reporting Forms

Access Persons must complete a Quarterly Reporting Form within 30 days of quarter end. I f a p p l i c a b l e , Access Persons shall provide broker statements at least quarterly (many broker-dealers provide statements automatically on a monthly basis; in such instances, the account statements will be provided monthly). Such broker statements submitted to the CCO will be accepted in lieu of listing transactions in reportable securities on the Quarterly Reporting Form. Transaction reports are not required for transactions effected pursuant to an automatic investment/dividend reinvestment plan.

Access Persons that do not maintain reportable accounts or transact in reportable securities are required to complete the Quarterly Reporting Form confirming they have had no activity.

NOTE: If duplicate statements are not provided, transaction reports should, at a minimum, include the date of report, date of transaction, title of security, ticker symbol or CUSIP, interest rate and maturity date, number of shares, principal amount, nature of the transaction (buy/sell), transaction price, and the name of

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the broker, dealer or bank with whom the Access Person maintains an account in which reportable securities are held.

11.	Review of Reportable Personal Security Transactions

Upon receipt of statements and transaction reports, the CCO will review the transaction activity to confirm there were no violations of the Code or evidence of improper trading activities or conflicts of interest by Access Persons. Broker statements are maintained by the CCO in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.

12.	Failure to Comply with the Provisions of the Code – Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Monashee. Access Persons are urged to seek the advice of the CCO for any questions as to the application of this Code to their individual circumstances. Access Persons must promptly report any violations of the Code of Ethics to the CCO.

Violations of the Code may result in disciplinary action. The disciplinary action may be whatever the Managing Member and the CCO deem appropriate given the situation, and may include a written warning, fines, disgorgement of profits and/or losses avoided, suspension, demotion, or termination of employment. Violations may also be referred to civil or criminal authorities where appropriate.

13.	Administration and Enforcement of the Code

Administration of the Code

The CCO will administer the Code and use reasonable diligence and institute procedures reasonably necessary to review reports submitted by Access Persons and to prevent Code violations. Among other things, the CCO or a designee will review reports against preclearance requests, transaction confirmations and/or account statements on a quarterly basis and look for any violations of the Code or indications of insider trading.

Recordkeeping Policy

Records must be maintained for a minimum of two years in Monashee’s main office and three additional years in an easily accessible place, for a total of five years.

The following records shall be maintained for the required document retention period:

•	A copy of each Code that has been in effect at any time during the last five years.
•	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.
•	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was a supervised person. (These records must be kept for five years after the individual ceases to be a supervised person of the Firm.)
•	A copy of each report made by an Access Person for at least 5 years after the end of the fiscal year in which the report is made.
•	Holdings and transaction reports made pursuant to the Code, including any brokerage account statements.
•	A list of the names of persons who currently, or within the past five years, were Access Persons.
•	A record of any decision and supporting reasons for approving the acquisition of securities by access

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persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted.

•	A record of any decisions and supporting reasons that grant access persons a waiver from or exception to the Code. Maintain for five years.
•	Copies of all reports regarding the annual review of the Code and a listing of any material violations. Maintain for five years.
•	A record of persons responsible for reviewing the access persons reports currently and during the previous five years.

Training and Education

Monashee has retained the services of an independent compliance consulting firm to assist the Firm with compliance matters. Monashee has designated the CCO of the Firm as the individual responsible for training and educating Supervised Persons regarding the Code. Training will occur periodically and all Supervised Persons are required to attend any training and/or read all applicable materials. The CCO will work with the Firm’s independent compliance consultants as necessary to remain updated on rules and regulations as they are promulgated or amended and to provide training and education to the Firm’s Supervised Persons.

Annual Review

On an annual basis, the CCO will work with the Firm’s independent compliance consultants to review the provisions of this Code to determine whether revisions are required so as to comply with the provisions of the Advisers Act and SEC interpretations thereof with respect to personal securities trading by access persons. Results of the review will be documented as part of the Annual Review of the Firm’s Compliance Program. Such annual report shall:

•	Certify that procedures have been adopted to reasonably prevent violations of this Code.
•	Describe any issues arising under this Code or procedures of this Code or procedures and sanctions imposed in response to the material violations.
•	Identify any recommended changes in the existing restrictions or procedures based upon evolving industry practices or developments in applicable laws or regulations.

New Supervised Person Acknowledgement

New Supervised Persons must acknowledge they have read and understand and they must agree to comply with this Code of Ethics and Personal Trading Policy.

Annual Supervised Person and Amendment Acknowledgements

All Supervised Persons are required to acknowledge annually that they have read, understand and agree to comply with the Code, in connection with the Firm’s annual policy acknowledgement process.

Amendments will be distributed via e-mail and again, an acknowledgement must be completed and returned to the CCO.

Further Information

For further information regarding the Code of Ethics and Personal Trading Policy please contact the CCO.

Jeff Muller (CCO)
(617) 671-0048

jeff@monasheecap.com

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